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                                                                    May 21, 2002



Securities and Exchange Commission
Washington, DC

Ladies and Gentlemen:

         Arthur Andersen LLP has represented to CSS Industries, Inc. that its audits for the year ended March 31, 2002 and the three month period ended March 31, 2001 were subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.



                                           Sincerely,



                                           /s/ Clifford E. Pietrafitta
                                           --------------------------------
                                           Vice President - Finance and CFO






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